EXHIBIT 4.1


                                INTERACTIVE DATA
                           FINANCIAL TIMES INFORMATION
                         100 Williams Street, 25th Floor
                               New York, NY 10038

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                               Fax (212) 771-6445



September 13, 2000


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

          Re: Van Kampen Focus Portfolios, Series 235
                Birinyi Equity Select Trust, Series 1
                (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-40216

Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     Steve Miano
                                           Director Fixed Income Data Operations